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                                                                EXHIBIT 10.08


                         ASSIGNMENT OF PROPERTY RIGHTS
                         -----------------------------


          THIS ASSIGNMENT is made by and between Mark Winkler, an individual, (hereinafter "ASSIGNOR") and THE SHOPPERS' SOURCE, a California corporation (hereinafter "SHOPPERS'") with offices at 2101 E. Coast Highway, Garden Level, Corona Del Mar, CA 92625.

          With reference to the following facts:


          A. ASSIGNOR has been an independent contractor and is now an employee and has performed services fOR SHOPPERS' in connection with the development of certain on-line shopping software identified hereinbelow as Property; and

          B. ASSIGNOR and SHOPPERS' have agreed that as between the parties, all right, title and interest of the said Property shall belong to SHOPPERS' and that assistance given to its creation by ASSIGNOR was for the purpose of exclusive and worldwide ownership and usage by SHOPPERS'.


    IN CONSIDERATION of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following terms and conditions:

        1. "Property" as used herein shall mean all tangible and intangible property relating to the development of on-line shopping software which may or may not be proprietary to ASSIGNOR and which ASSIGNOR may have assisted in developing, in whatever form, state, or condition, including, but not limited to, verbal or written communications, documents, works, devices, models, pictures, drawings, notes, storyboards, film, tape, or any other embodiment, prototypes, electronically stored information, any intellectual property inherent therein (such as copyrights, patents, trademarks, trade dress, trade names, trade secrets, or know-how), packaging, labels, advertisements, ideas, or promotional literature, whether hereafter or heretofore communicated to SHOPPERS', and whether or not SHOPPERS' has been involved or participated in the creation or exploitation of any embodiment of such on-line shopping software.

        2.   ASSIGNOR warrants that to the best of his knowledge:

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             a. He has title to the Property and has all power and authority to assign Property as provided for herein; and

             b. Property does not infringe any other person's, firm's or corporation's copyright, patent, trade secret or property; and

             c. Property is original with Assignor.


        3. All right, title and interest, in and to the Property shall be exclusive to SHOPPERS'.

        4. ASSIGNOR will not disclose, use, publish, convey, or disseminate the Property to anyone in written, oral, audio, visual or electronic form except after obtaining the express written permission of SHOPPERS', and ASSIGNOR agrees to make reasonable efforts to prevent any unauthorized use, disclosure, publication, conveyance, or dissemination of said Property.


        5. ASSIGNOR agrees that at any time, ASSIGNOR will not circumvent his obligations to SHOPPERS' hereunder by using the Property without express written authorization of SHOPPERS'. Further, ASSIGNOR will not usurp any business opportunities which SHOPPERS' or any agent of SHOPPERS' made available to ASSIGNOR pursuant to this Agreement.

        6. ASSIGNOR acknowledges that the consideration for this Agreement is the opportunity for SHOPPERS' to consider the Property and/or the opportunity for ASSIGNOR to perform or to have performed services for SHOPPERS' as an independent contractor or an employee and to be given the opportunity to acquire shares of Common stock in SHOPPERS'.

        7. The parties agree that in the event of any breach of this Agreement by ASSIGNOR, SHOPPERS' shall be entitled to immediate relief by preliminary and/or permanent injunction and that breach of this Agreement will result in irreparable and immeasurable harm to SHOPPERS'.

        8. Although ASSIGNOR was not an employee of SHOPPERS', it is understood that ASSIGNOR has become an employee, and if so, ASSIGNOR agrees that all material, ideas and inventions pertaining to the business of SHOPPERS' or of any customer or client of SHOPPERS', including, but limited to all patents and copyrights thereon and renewals and extensions thereof and the names, addresses and telephone numbers of customers of SHOPPERS', shall belong solely to SHOPPERS', except for any idea or invention for which no equipment, supplies, facility or trade secret information of SHOPPERS' was used and which is not encompassed, the subject of this agreement and was not developed entirely on employee's own time and having no relationship whatsoever to the subject matter of the Property of this agreement, and (a) which does not relate at the time of conception or reduction to practice of invention, (i) to the business of SHOPPERS' or (ii) to SHOPPERS' actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by ASSIGNOR for

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SHOPPERS'. By executing this agreement and initialing this page, ASSIGNOR acknowledges that he has received notice from SHOPPERS' that the provisions of this Section do not apply to any invention or Property which qualifies fully under the Provisions of Section 2870 of the California Labor Code.

        9. In the event of any disagreement, dispute, breach, termination, litigation, arbitration, request for declaration of rights, or other circumstance requiring resolution, either party shall resort only to, and the exclusive forum for any such shall be, binding arbitration before the American Arbitration Association in Los Angeles, California.

        10. The obligations of ASSIGNOR under this Agreement continue in perpetuity, even after the cessation of all relationships between ASSIGNOR and SHOPPERS'.

        11.  The geographic scope of this Agreement is world-wide.

        12. Should any portion of this Agreement be determined by a court of law or arbitrator to be in conflict with any applicable law, then the validity of the remaining portions of the Agreement shall not be affected thereby.

        13. No term or provision of this Agreement may be amended, altered, superseded, waived, released, discharged, or modified in any respect, except in a writing signed by all the parties.

        14. ASSIGNOR agrees that he shall indemnify and hold harmless SHOPPERS' on any claim, demand, damage, debt, liability, account, remedy, cause of action, action, cost, expense, or attorneys' fees arising out of or in connection with any unauthorized use or disclosure of any of the Property.

        15. Each and every representation, warranty, covenant, agreement, and provision of this Agreement, shall inure to the benefit of and be binding on the parties, and their predecessors, successors, and assigns, and their parent, affiliated, and subsidiary corporations, and their partners, co-venturers, officers, directors, shareholders, employees, insurers, attorneys, agents, and representatives.

        16. Each of the signatories to this Agreement hereby acknowledge and represent that he has read this Agreement in its entirety and has had the opportunity to consult with an attorney concerning the contents and consequences of this Agreement, the Agreement being executed solely in reliance on his own judgment,

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belief, and knowledge, that the terms of this Agreement contain the entire agreement between the parties.

"ASSIGNOR":

Date: 7/3/97             /s/ Mark Winkler
      ------             ---------------------------
                         Mark Winkler

"SHOPPERS'":

Date: 7/10/97            /s/ Robert J. McNulty, CEO
      -------            ---------------------------
                         Robert J. McNulty, CEO

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